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                                                                    EXHIBIT 10.3

                                                                      APPENDIX A

                             DUCOMMUN INCORPORATED

                           1994 STOCK INCENTIVE PLAN
                            (AS AMENDED MAY 7, 1997)

SECTION 1. PURPOSE OF PLAN

     The purpose of the 1994 Stock Incentive Plan (the "Plan") of Ducommun Incorporated, a Delaware corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees and nonemployee directors by providing for or increasing the proprietary interests of such persons in the Company.

SECTION 2. PERSONS ELIGIBLE UNDER PLAN

     Any person who is an employee or a nonemployee director of the Company or any of its subsidiaries (a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

SECTION 3. AWARDS

     (a) The Board of Directors of the Company and/or the Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, par value $.01 per share, of the Company ("Common Shares"), or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

     (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board of Directors and/or the Committee, including, without limitation, services rendered by the recipient of such Award.

     (d) Subject to the provisions of this Plan, the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

          (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable

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     pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

             (A) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property, provided that the Company is not then prohibited from purchasing or acquiring shares of its capital stock or such other property,

             (B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award, or

             (C) the delivery of a promissory note, the terms and conditions of which shall be determined by the Board of Directors and/or the Committee;

          (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Board of Directors and/or the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

          (iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option"), provided that the recipient of such Award is eligible under the Internal Revenue Code to receive an Incentive Stock Option.

SECTION 4. STOCK SUBJECT TO PLAN

     (a) The aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall not exceed 570,000, subject to adjustment as provided in Section 7 hereof.

     (b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

          (i) the number of Common Shares which were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares which were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

          (ii) the number of Common Shares which were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but which were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

          (iii) the maximum number of Common Shares issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

SECTION 5. DURATION OF PLAN

     Awards shall not be granted under this Plan after March 17, 2004. Although Common Shares may be issued after March 17, 2004 pursuant to Awards granted prior to such date, no Common Shares shall be issued under this Plan after March 17, 2014.

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SECTION 6. ADMINISTRATION OF PLAN

     (a) This Plan shall be administered by the Board of Directors of the Company or a committee of the Board of Directors (the "Committee") consisting of two or more directors, each of whom is a "nonemployee director" (as such term is defined in rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time).

     (b) Subject to the provisions of this Plan, the Board of Directors and/or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

          (i) adopt, amend and rescind rules and regulations relating to this Plan;

          (ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

          (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

          (iv) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof; and

          (v) interpret and construe this Plan and the terms and conditions of all Awards granted hereunder.

SECTION 7. ADJUSTMENTS

     If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Board of Directors and/or the Committee shall make appropriate and proportionate adjustments in (a) the number and type of, and exercise price for, shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, and (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan.

SECTION 8. AMENDMENT AND TERMINATION OF PLAN

     The Board of Directors may amend or terminate this Plan at any time and in any manner, provided, however, that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

SECTION 9. EFFECTIVE DATE OF PLAN

     This Plan shall be effective as of March 17, 1994, provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

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SECTION 10. LEGAL REQUIREMENTS

     No Common Shares issuable pursuant to an Award shall be issued or delivered unless and until, in the opinion of counsel for the Company, all applicable requirements of federal, state and other securities laws, and the regulations promulgated thereunder, and any applicable listing requirements of any stock exchange on which shares of the same class are then listed, shall have been fully complied with. It is the Company's intent that the Plan shall comply in all respects with Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time. If any provision of the Plan is found not to be in compliance with Rule 16b-3 of the Exchange Act, such provision shall be null and void.

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